UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 24, 2006
EATON CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	1-1396	34-0196300

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Eaton Center Cleveland, Ohio	44114

(Address of principal executive offices)	(Zip Code)
(216) 523-5000

(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On December 24, 2006, Eaton Corporation (the “Company”) entered into a definitive agreement (the “Agreement”) with V.G.A.T. Investors, LLC (the “Seller”) to purchase all of the issued and outstanding common stock of AT Holdings Corporation, the parent of Argo-Tech Corporation, for a consideration of $695 million, consisting of cash and the assumption of debt. The Agreement contains customary provisions for transactions of this size and nature, including conditions to closing that require governmental approvals. The transaction is expected to close in the first quarter of 2007. Prior to the closing, AT Holdings will be reorganized to exclude its cryogenics and other non-aerospace businesses, which had sales of $22 million in 2006, and certain other assets from the transaction. Excluding these sales, AT Holdings had sales for the fiscal year ended October 28, 2006 of $206 million and earnings before interest, depreciation and taxes of $63 million for that period. It is a leader in high performance aerospace engine fuel pumps and systems, airframe fuel pumps and systems and ground fueling systems for commercial and military aerospace markets.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EATON CORPORATION
Date: December 28, 2006	/s/ K. D. Semelsberger
K. D. Semelsberger
Vice President - Corporate Development and Treasury